UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2011

ENCORE BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	5182	26-3597500
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code Number)	Identification No.)

2215-B Renaissance Drive
Las Vegas, NV 89119

(310) 699-9937
(Address and telephone number of registrant’s principal executive offices)

________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 15a-12 under the Exchange Act (17 CFR 240.15a-12)

[   ]  Pre-commencement communications pursuant to Rule 15d-2(b) under the Exchange Act (17 CFR 240.15d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On Sept 30, 2011 the Company entered into a material definitive agreement to retain Scarsdale Equities LLC as financial advisors to the company and to explore strategic alternatives.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The company has elected Mr. Patrick Fields and Mr. David Cheshier to the board of directors.

Mr. Murray Williams and Mr. Eric Barlund notified us of their resignation from the board of directors of the company effective at the close of business September 30, 2011.

Mr. Barlund will continue his service to the company as an advisor. In addition, Mr. Les Borsai will be added as an advisor to the company.

Item 9.01    Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibits

EX 99.1  Retainer agreement dated August 19th between the company and Scarsdale Equities LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE BRANDS, INC.

October 7, 2011	By: /s/ Alex G. McKean
Alex G. McKean
Chief Financial Officer